EXHIBIT 10.1

AMENDMENT AND WAIVER NO. 1

AMENDMENT AND WAIVER NO. 1 (this “Amendment”), dated as of February 13, 2004, to that certain BRIDGE LOAN AND SECURITY AGREEMENT (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement) dated as of October 9, 2003, among SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”), each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages thereto or that, pursuant to Section 5.09 thereof, shall become a “Subsidiary Guarantor” thereunder (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), each of the lenders that is a party thereto identified under the caption “LENDERS” on Schedule 2.01 thereto or that, pursuant to Section 10.04 thereof, shall become a “Lender” hereunder (individually, a “Lender” and, collectively, the “Lenders”) and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as administrative agent for the Lenders hereunder (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, on February 4, 2004, the Borrower purchased 8,008,294 shares of Campofrio Alimentacion, S.A., for approximately $87.8 million in a privately negotiated transaction (the “Transaction”);

WHEREAS, since October 9, 2003 the Borrower has made loans and advances to Agroindustriale del Noroeste, S. de R. L. de C. V, in an aggregate amount of $22.8 million (the “Loans”);

WHEREAS, the Obligors desire (a) to clarify the treatment of the Transaction and the Loans under the Credit Agreement, (b) that the Lenders waive the applicability of Sections 6.03(b) and 6.04 of the Credit Agreement with respect to the Transaction and the Loans and (c) to amend Section 3.10 of the Credit Agreement;

WHEREAS, pursuant to Section 10.02 of the Credit Agreement the Lenders desire to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE – Waiver. Subject to the satisfaction of the conditions set forth in Section Three hereof, the applicability of Sections 6.03(b) and 6.04 of the Credit Agreement to the Transaction and the Loans is hereby waived and any Default or Event of De-

fault caused solely by the Transaction and/or the Loans not complying with Sections 6.03(b) and 6.04 of the Credit Agreement is hereby waived.

SECTION TWO – Amendment. Subject to the satisfaction of the conditions set forth in Section Three hereof, Section 3.10 of the Credit Agreement is amended in its entirety to read as follows:

“SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), individually and in the aggregate, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan or Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.”

SECTION THREE – Conditions to Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by each Obligor and the Required Lenders. The effectiveness of this Amendment (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof. This Amendment, when effective shall be deemed effective, as to the Transaction and each of the Loans, as of the date of the Transaction and each of the Loans, respectively, and as to Section 3.10, as of October 9, 2003.

SECTION FOUR – Representations and Warranties; Covenants. In order to induce the Lenders to enter into this Amendment, each Obligor represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and (y) the representations and warranties made by such Obligor in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION FIVE – Reference to and Effect on the Credit Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement as specifically amended by this amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement. Each Subsidiary Guarantor ratifies and confirms its Subsidiary Guarantee as in full force and effect after giving effect to the Amendment herein set forth.

SECTION SIX – Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 10.03 of the Credit Agreement.

SECTION SEVEN – Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION EIGHT – Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SMITHFIELD FOODS, INC., as Borrower

By:	/s/ Daniel G. Stevens

	Name:	Daniel G. Stevens
	Title:	Vice President and Chief Financial Officer

SCHNEIDER CORPORATION, as a Subsidiary Guarantor

By:	/s/ Daniel G. Stevens

	Name:	Daniel G. Stevens
	Title:	Vice President

J.M. SCHNEIDER INC., as a Subsidiary Guarantor

By:	/s/ Daniel G. Stevens

	Name:	Daniel G. Stevens
	Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Stephen King

Authorized Signatory